September 29, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Calamos ETF Trust
Registration Statement on Form 8-A

Ladies and Gentlemen:

On behalf of the Calamos Laddered Bitcoin 80 Series Structured Alt Protection ETF (the “Fund”), a series of the Calamos ETF Trust (the “Trust”), we enclose herewith for filing pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, a Registration Statement of the Trust on Form 8-A covering the Fund’s common shares of beneficial interest (the “Shares”).

On September 26, 2025, on behalf of the Fund, the Trust filed with the Securities and Exchange Commission a Registration Statement on Form N-1A (Registration Nos. 333-191151 and 811-22887) to register the Shares under the Securities Act of 1933, as amended.

The Shares are being listed on and, accordingly, a copy of the Fund’s prospectus which contains a description of the Shares has been transmitted for filing with Cboe BZX Exchange, Inc.

If you have any questions concerning this filing or require any additional information, please contact me at (630) 245-8394.

Very truly yours,

Calamos Advisors LLC

By	/s/ J. Christopher Jackson
J. Christopher Jackson
Senior Vice President – Of Counsel

Enclosure

Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Calamos ETF Trust
(Exact name of registrant as specified in its charter)
Delaware	33-2314879
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, of Calamos Laddered Bitcoin 80 Series Structured Alt Protection ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--☐

Securities Act registration statement file number to which this form relates: 333-191151

Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest (the “Shares”), of the Calamos Laddered Bitcoin 80 Series Structured Alt Protection ETF (the “Fund”), a series of the Calamos ETF Trust (the “Registrant”). A description of the Shares is contained in the Fund’s prospectus, which is a part of Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A (Registration Nos. 333-191151 and 811-22887), filed with the Securities and Exchange Commission on September 26, 2025. Such description is incorporated by reference here. Any form of amendment or supplement to the prospectus that is subsequently filed with the SEC is hereby also incorporated by reference herein.

Item 2.	Exhibits

(1)	Amended and Restated Certificate of Trust of the Registrant dated January 13, 2023, incorporated by reference to Exhibit (a)(ii) to Post-Effective Amendment No.10 to Registrant’s Registration Statement on Form N-1A filed on January 23, 2023.

(2)	Second Amended and Restated Trust Instrument of the Registrant dated January 10, 2023, incorporated by reference to Exhibit (a)(iii) to Post-Effective Amendment No.10 to Registrant’s Registration Statement on Form N-1A filed on January 23, 2023.

(3)	By-laws of the Registrant dated December 16, 2022, incorporated by reference to Exhibit (b) to Post-Effective Amendment No.10 to Registrant’s Registration Statement on Form N-1A filed on January 23, 2023.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Calamos ETF Trust

By:	/s/ John P. Calamos, Sr.
John P. Calamos, Sr.
President

September 29, 2025